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                                                                     Exhibit 3.3
                                                                     -----------

                           Certificate of Formation

                                      of

                              Kaiser Ventures LLC

     This Certificate of Formation of Kaiser Ventures LLC is being duly executed and filed by the undersigned corporation acting as an authorized person, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

                                     FIRST
                                     -----

     The name of the limited liability company is Kaiser Ventures LLC.

                                    SECOND
                                    ------

     The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of Newcastle. The name of its registered agent at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Formation of Kaiser Ventures LLC to be duly executed by its authorized officer this 10th day of July, 2001.


                                        Kaiser Ventures Inc.,
                                        Sole Member of Kaiser Ventures LLC


                                        By: /s/ Terry L. Cook
                                            --------------------------------
                                            Terry L. Cook, Secretary